UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2005

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-25283 (Commission File Number)	33-0717312 (IRS Employer Identification No.)

6 Hutton Centre Drive, Suite 400 Santa Ana, California (Address of principal executive offices)		92707 (Zip Code)

(714) 427-3000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIY 99.1

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 12, 2005, the Compensation Committee of the Board of Directors of Corinthian Colleges, Inc. (the “Company”), approved a new form of Executive Bonus Agreement (the “Executive Bonus Agreement”), pursuant to the Company’s 2003 Performance Award Plan. The Executive Bonus Agreement will be offered by the Company to all executive officers of the Company, including the Company’s “named executive officers,” and sets forth the bonus target for the executive and the performance criteria upon which the executive’s bonus will be based. The performance criteria includes operating profit for the Company as well as measures based on student attrition, student placement, student satisfaction, employee turnover and compliance. Each executive’s bonus is a percentage of such executive’s base salary, and has been determined by the Compensation Committee of the Board of Directors for each executive. David G. Moore’s target bonus is 137.5% of his base salary and Jack D. Massimino’s target bonus is 112.5% of his base salary. Other than Mssrs. Moore and Massimino, each of the “named executive officers” of the Company has a target bonus equal to 87.5% of his or her respective base salary.

The foregoing summary of the Executive Bonus Agreement is qualified in its entirety by reference to the text of the Form of Executive Bonus Agreement, a copy of which is filed as an exhibit to this report.

On July 12, 2005, the Nominating and Corporate Governance Committee of the Board of Directors approved certain changes to the compensation for non-employee members of the Board of Directors. For fiscal year 2006, each non-employee director shall be paid an annual fee of $25,000 for his or her services as a director, and $1,500 for each Board of Directors meeting attended. Each member of the Compensation Committee (other than the Chairperson) receives $1,500 for each Compensation Committee meeting attended; the Chairperson of the Compensation Committee receives $4,000 for each Compensation Committee meeting attended. Each member of the Audit Committee (other than the Chairperson) receives $2,000 for each Audit Committee meeting attended; the Chairperson of the Audit Committee receives $5,000 for each Audit Committee meeting attended. Each member of the Nominating and Corporate Governance Committee (other than the Chairperson) receives $1,500 for each Nominating and Corporate Governance Committee meeting attended; the Chairperson of the Nominating and Corporate Governance Committee receives $3,000 for each Nominating and Corporate Governance Committee meeting attended. All other terms of the compensation arrangements for Directors of the Company were unchanged. A description of the verbal arrangement with the members of the Company’s Board of Directors is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) On July 12, 2005, the Board of Directors of the Company elected a new director, Alice T. Kane. Kane, 57, has more than 30 years of experience in the financial services industry. She began her career at New York Life Insurance Company in 1972, where she served as executive vice president of its $40 billion asset management business and as a member of the executive management committee. She also served as executive vice president and general counsel of New York Life from 1986 to 1995. After leaving New York Life in 1998,

Kane joined American General Financial Group, where she served as chairman and president of three mutual fund and variable annuity businesses with combined assets of over $30 billion. In 2002, Kane became chairman of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Most recently, Kane founded Q-Cubed Alternative Advisor LLC, a hedge fund, where she has been its chair and managing director since September 2004. Kane holds a Bachelor of Arts degree from Manhattanville College and a Juris Doctorate from New York University School of Law. Effective July 12, 2005, Kane was granted an option to purchase 1,000 shares of common stock of the Company, at an exercise price of $13.28 per share, the closing market price for the Company’s common stock on such date. The Option vested in full immediately upon grant. Kane has been named to serve on the Audit and the Compensation Committees of the Board of Directors of the Company.

A press release dated July 14, 2005, announcing Kane’s election to the Company’s Board of Directors, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 2005	CORINTHIAN COLLEGES, INC.
/s/ Kenneth S. Ord
Kenneth S. Ord
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Bonus Agreement under the Corinthian Colleges, Inc. 2003 Performance Award Plan by and between the Company and each of its executive officers.

10.2	Description of Verbal Arrangements with Members of the Company’s Board of Directors.

99.1	Text of press release of Corinthian Colleges, Inc., issued July 14, 2005.